UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, Henry Schein, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered: (1) the election of the fourteen directors of the Company for terms expiring in 2015; (2) a proposal to consider approval, by non-binding vote, of the 2013 compensation paid to the Company’s Named Executive Officers (as defined in the Company’s Proxy Statement dated April 14, 2014), known as the “say-on-pay” proposal; and (3) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2014. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The fourteen directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
Stanley M. Bergman	70,289,430	4,476,628	4,433,018
Gerald A. Benjamin	73,620,271	1,145,787	4,433,018
James P. Breslawski	73,620,798	1,145,260	4,433,018
Mark E. Mlotek	73,620,076	1,145,982	4,433,018
Steven Paladino	68,041,855	6,724,203	4,433,018
Barry J. Alperin	72,811,906	1,954,152	4,433,018
Paul Brons	74,281,124	484,934	4,433,018
Donald J. Kabat	73,329,851	1,436,207	4,433,018
Philip A. Laskawy	72,987,157	1,778,901	4,433,018
Norman S. Matthews	73,746,028	1,020,030	4,433,018
Carol Raphael	74,297,149	468,909	4,433,018
E. Dianne Rekow, DDS, Ph.D	74,658,389	107,669	4,433,018
Bradley T. Sheares, Ph.D.	74,267,631	498,427	4,433,018
Louis W. Sullivan, M.D.	73,359,222	1,406,836	4,433,018

2.	The 2013 compensation paid to the Company’s Named Executive Officers, known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
71,394,435	2,917,411	454,212	4,433,018

3.	The independent registered public accounting firm for the fiscal year ending December 27, 2014 was ratified based upon the following votes:

For	Against	Abstain
78,850,058	224,422	124,596

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)

Date: May 29, 2014	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel